Exhibit 99.1

FOR IMMEDIATE RELEASE

Jackson Financial Inc. and TPG Inc. Announce Long-Term Strategic Partnership

Jackson, a leading U.S. retirement services firm, and TPG Inc., a leading global alternative asset management firm, announced the formation of a strategic partnership

TPG to complement PPM America, Inc.’s investment management capabilities with Investment Grade Asset Based Finance and Direct Lending investment capabilities

Jackson has established Hickory Re, a wholly owned Michigan-based captive reinsurer, to support the capital-efficient growth of its fixed and fixed index annuity sales

Jackson will receive a $500 million common equity investment from TPG to be used as additional capital to support the Company’s future growth in its spread-based business; Jackson will also receive $150 million in TPG common stock

Partnership to accelerate Jackson’s growth strategy and create opportunities for future initiatives to meet the strong demand for consumer value-oriented products, and drive long-term value for stakeholders

LANSING, Mich. — January 6, 2026 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) announced today that it has entered a long-term strategic partnership with TPG Inc. (NASDAQ: TPG), combining the strength of Jackson’s annuity product expertise and broad distribution network with TPG’s best-in-class, scaled private credit platform. The partnership aims to expand Jackson’s spread-based product sales and to provide flexibility for future innovative insurance solutions. The benefits of this strategic partnership include increased opportunities for new business and earnings diversification, enhanced profitability and greater long-term value for Jackson stakeholders.

“Today marks a significant milestone for Jackson’s next phase of growth and our commitment to provide long-term value for all stakeholders,” commented Laura Prieskorn, President and Chief Executive Officer of Jackson. “I am proud to form this strategic partnership with an organization that shares our commitment to delivering world-class performance through a collaborative and client-centric approach. The complementary strengths of Jackson and TPG will enhance our competitiveness in the market, supporting our efforts to bring more value to consumers to meet the growing needs of Americans seeking financial security in retirement.”

“Over the past several years, TPG has achieved meaningful growth in insurance capital across our platform, driven by our ability to create differentiated access points and cross-platform strategies that meet the evolving needs of our insurance partners,” said Jon Winkelried, Chief Executive Officer of TPG. “As the insurance landscape continues to evolve, we see tremendous opportunity to deepen relationships and drive long-term value for policyholders and shareholders through thoughtful, relationship-driven approaches that leverage the full breadth of TPG’s capabilities. Jackson brings an impressive track record as a leading provider of retirement income solutions, and as we’ve developed a strong relationship with their team, it’s clear that our goals are closely aligned. This strategic partnership is an important step in the evolution of our franchise and insurance practice, creating opportunities for us to extend the duration of our capital, while scaling our product capabilities.”

1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned direct and indirect subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management, LLC.

As part of the transaction, Jackson and TPG have agreed to enter into a non-exclusive investment management arrangement with a 10-year initial term with automatic 1-year renewals through year 15, with TPG providing Investment Grade Asset Based Finance and Direct Lending investment capabilities to complement the asset management capabilities of PPM America, Inc. (PPM), a Jackson subsidiary. The partnership is expected to strengthen investment capabilities within Jackson’s general account with a focus on maintaining a well-diversified investment strategy that appropriately balances risk and returns to support annuity product sales in various market environments. PPM will continue to manage the majority of Jackson’s general account and both Jackson and PPM will retain oversight of Jackson’s investment portfolio. The combination of PPM and TPG’s complementary investment capabilities is expected to enhance Jackson’s profitability and competitive position. Jackson will look forward to additional opportunities to further collaborate with TPG on future strategic initiatives.

The parties have also signed a definitive investment agreement for the acquisition of Jackson common stock by TPG and issuance of TPG common stock to Jackson, creating strong economic alignment between both parties. Under the terms of the agreement, TPG will acquire a $500 million equity stake in Jackson Financial Inc. Jackson will issue TPG 4,715,554 shares of its common stock for $106.03 per share, priced at market, based on the 30-day unaffected volume-weighted average price as of January 4, 2026. This represents approximately 6.5% common equity stake in Jackson Financial Inc. Additionally, TPG will issue to a wholly owned, indirect subsidiary of Jackson $150 million in TPG common shares, equating to 2,279,109 shares of its common stock at $65.82 per share, also priced at market, based on the 30-day unaffected volume-weighted average price as of January 4, 2026. Under the terms of the agreement, TPG and Jackson have agreed to certain limitations on their ability to divest their respective ownership stakes over time.

The capital from TPG’s investment in Jackson Financial Inc., together with $150 million in excess cash from Jackson Financial Inc., will be used for the initial capitalization of Jackson’s new Michigan-based captive reinsurer, Hickory Brooke Reinsurance Company (Hickory Re). Hickory Re has been established to serve as a capital-efficient way to accelerate further sales growth of Jackson’s fixed and fixed index annuity products.

The combination of these transactions is expected to increase Jackson’s future profitability, general account asset growth and capital generation, providing continued strong growth in free cash flows and capital return to shareholders. Jackson intends to publish 2026 financial targets along with its fourth quarter and full year 2025 earnings results in February 2026.

The transaction with TPG is subject to customary closing conditions and is anticipated to close in the first quarter of 2026.

Skadden, Arps, Slate, Meagher & Flom LLP served as a legal advisor to Jackson. Milliman served as Jackson’s actuarial advisor related to the establishment of Hickory Re. Debevoise & Plimpton LLP served as TPG’s legal counsel and Oliver Wyman served as TPG’s actuarial advisor. Weil, Gotshal & Manges LLP advised TPG with respect to certain corporate and regulatory matters.

Conference Call

Jackson will host a conference call on Tuesday, January 6, 2026, at 9 a.m. ET to discuss this announcement. A presentation is available at investors.jackson.com.

The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

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ABOUT JACKSON

Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2024. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for 3 consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

ABOUT PPM

Our mission is to be seen by clients and their advisors as a consistently reliable partner to help them achieve their long-term value goals.

PPM is a US-based institutional asset manager with $90 billion in assets under management as of September 30, 2025.1 Established in Chicago in 1990, PPM exists to consistently support institutional clients in achieving their long-term value goals. We offer our mentality of hard work, straight talk, full transparency and humility. Our success is supported by a team-based culture that encourages debate, collaboration and consistency. At the center of our belief is the fact that our best ideas to date have and can come from any team member anywhere in our firm. We believe the success of our investment culture is best demonstrated by the strong retention of our clients and investment professionals.

PPM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (NYSE: JXN), a publicly traded company.

1 AUM includes committed but unfunded capital for PPM’s private equity and commercial real estate businesses. AUM includes both securities issued by PPM CLO vehicles held by PPM separately managed account clients and the underlying collateral assets of the CLO vehicles managed by PPM.

ABOUT TPG

TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $286 billion2 of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

2 As of September 30, 2025

SAFE HARBOR

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of the Company to consummate the transaction with TPG; the possibility that the expected benefits related to the transaction may not materialize as expected; the transaction may not be completed in a timely manner, if completed at all; the ability to satisfy the closing conditions to the transaction in a timely manner or at all; and the occurrence of any event, change, or other circumstance that could give rise to the right of either the Company or TPG to terminate one or more of the transaction agreements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2025, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

WEBSITE INFORMATION

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

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Jackson Investor Relations Contact:

Andrew Campbell

andrew.campbell@jackson.com

TPG Investor Relations Contact:

Gary Stein and Evanny Huang

shareholders@tpg.com

Jackson Media Contact:

Layton Meng

mediarelations@jackson.com

TPG Media Contact:

Luke Barrett and Julia Sottosanti

media@tpg.com